THIRD AMENDMENT TO CREDIT AGREEMENT

NOBLE ROMAN'S, INC., an Indiana corporation (the "Company") and **BMO HARRIS BANK N.A.**, a national banking association (the "Bank"), being parties to that certain Credit Agreement dated as of May 15, 2012, as previously amended (collectively, the "Agreement"), agree to further amend the Agreement by this Third Amendment to Credit Agreement (this "Amendment"), as follows.

1. **DEFINITIONS**. All defined terms used herein not otherwise defined in this Amendment shall have their respective meanings set forth in the Agreement.

(a) **Amended Definitions**. The following definitions appearing under Section 1 of the Agreement are hereby amended and restated in their respective entireties, as follows:

- "LIBOR-based Rate" means that per annum rate of interest which is equal to the sum of the London Interbank Offered Rate plus and six percent (6.00%).
- "Loan" means either the Revolving Loan or Term Loan IV, as the context requires, and in the plural means both of them, collectively.
- "Loan Document" means any of this Agreement, the Revolving Note, Term Note IV, the Security Agreement, the Guaranty Agreements, the Life Insurance Assignment, the Assignment of Franchise Agreements, the Trademark Security Agreement, the Guarantor Security Agreements, the Subordination Agreement, and any other instrument or document which evidences or secures the Loans or which expresses an agreement as to terms applicable to the Loans, and in the plural means all of them, collectively.
- "London Interbank Offered Rate" means the 1-month London Interbank Offered Rate (LIBOR) administered by the ICE Benchmark Administration as reported on the first day of each Interest Period, or relevant Interest Period (or, if such first day of an Interest Period is not a Banking Day, on the immediately prior Banking Day), unless such rate is no longer available or published, in which case such rate shall be at a comparable index rate selected by the Bank with notice to the Company. The Bank shall determine the interest rate applicable to the Loan based on the foregoing, and its determination thereof shall be conclusive and binding except in the case of manifest error. The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed

the highest rate which the Borrower may contract to pay under applicable law.

- "Note" means either the Revolving Note or Term Note IV, as the context requires, and in the plural means both of them collectively.

- "Obligations" means all obligations of the Company in favor of the Bank of every type and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to: (i) all of such obligations on account of the Loans; (ii) all the Company's Rate Management Obligations; and (iii) all other obligations of the Company arising under any Loan Document as amended from time to time.

(b) **New Definitions**. The following new definitions are hereby added to Section 1 of the Agreement, as follows:

- "Advance" means a disbursement of the proceeds of the Revolving Loan, and in the plural means one or more such disbursement.

- "Authorized Officer" means the Executive Chairman and Chief Financial Officer or the Chief Executive Officer of the Company, or such other officer whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to the Bank by a certified copy of an appropriate resolution of the Board of Directors of the Company.

- "Commitment" means the agreement of the Bank to extend the Revolving Loan to the Company until the Revolving Loan Maturity Date, and ,if the context so requires, the term may also refer to the maximum principal amount which is permitted to be outstanding under the Revolving Loan at any time as further set forth in Section 2(e)(i) herein.

- "Revolving Loan" is used as defined in Section 2(e) herein.

- "Revolving Loan Maturity Date" means March 31, 2017.

- "Revolving Note" is used as defined in Section 2(e)(i) herein.

- "Subordination Agreement" means that certain Subordination Agreement dated as of July 1, 2015, entered into by and among the Company, Kingsway America, Inc., a Delaware corporation, and the Bank.

- "Third Amendment" means that certain agreement entitled "Third Amendment to Credit Agreement" entered into by and between the Company and the Bank dated as of January 22, 2016, for the purpose of amending this Agreement.

- "Term Loan IV is used as defined in Section 2(f) herein.

- "Term Note IV" is used as defined in Section 2(f)(i) herein.

2. **NEW REVOLVING LOAN** New Section 2(e) is hereby added to the Agreement, as follows:

e. The Revolving Loan. Contemporaneously with the execution of the Third Amendment, the Bank shall make a revolving loan available to the Company on the following terms and subject to the following conditions:

(i) The Commitment -- Use of Proceeds. From the date of the Third Amendment and until the Revolving Loan Maturity Date, the Bank agrees from time to time to make Advances (collectively, the "Revolving Loan") to the Company under a revolving line of credit of amounts not exceeding in the aggregate principal amount outstanding at any one time the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Commitment"). Proceeds of the Revolving Loan may be used by the Company only to fund the Company's working capital requirements.

(ii) Method of Borrowing. The obligation of the Company to repay the Revolving Loan shall be evidenced by a Promissory Note of the Company in the form of Exhibit "A" attached to the Third Amendment (the "Revolving Note"). So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Revolving Loan Maturity Date, the Company may borrow, repay and reborrow under the Revolving Note on any Banking Day; provided, that no borrowing may cause the principal balance of the Revolving Loan to exceed the Commitment or may result in an Event of Default or an Unmatured Event of Default. Each Advance under the Revolving Loan shall be conditioned upon receipt by the Bank from the Company of a request for an Advance and, if required by the Bank, delivery

of an Officer's Certificate to the Bank. In so doing, the Bank may rely on any request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer. Each request shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance, and that the making of the requested Advance shall not cause the outstanding principal balance of the Revolving Loan to exceed the Commitment. All borrowings and reborrowings and all repayments shall be in amounts of not less than One Thousand Dollars ($1,000.00), except for repayment of the entire principal balance of the Revolving Loan. Upon receipt of a request for an Advance, or at the Bank's discretion, upon receipt of an informal request for an Advance and upon compliance with any other conditions of lending stated in Section 7 of this Agreement applicable to the Revolving Loan, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed prima facie to be correct as to such matters.

(iii) Interest on the Revolving Loan. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until maturity of Revolving Loan at a rate per annum equal to the LIBOR-based Rate. Any change in the LIBOR-based Rate due to a change in the London Interbank Offered Rate shall be effective as of the opening of business of the Bank on the day on which such London Interbank Offered Rate shall change. Accrued interest on the Revolving Loan shall be due and payable on the fifteenth (15th) day of each calendar month commencing on February 15, 2016. After maturity, whether scheduled maturity date or at maturity occurring as a result of the occurrence of an Event of Default, the outstanding principal amount of the Revolving Loan shall bear interest at a per annum rate equal to five percent (5%) above the otherwise applicable rate or rates, and shall be due and payable as accrued and without demand.

(v) Provisions Applicable to the Revolving Loan. The provisions of Section 2(b) herein, which include provisions pertaining to prepayment, shall apply to the Revolving Loan.

3. **NEW TERM LOAN IV** New Section 2(f) is hereby added to the Agreement, as follows:

f. Term Loan IV. The Bank will make a third term loan ("Term Loan IV") to the Company contemporaneously with the execution of the Third Amendment on the following terms and subject to the following conditions:

(i) Amount. The original principal amount of Term Loan IV shall be One Million Nine Hundred Sixty-Seven Thousand Five Hundred Thirty-Four and 70/100 Dollars ($1,967,534.70).

(ii) Term Note IV. The obligation of the Company to repay Term Loan IV shall be evidenced by a Promissory Note in the form of Exhibit "B" attached to the Third Amendment ("Term Note IV"). The principal of Term Loan IV shall be repayable in equal installments of $54,643.74, together with accrued interest, which shall be due and payable on the fifteenth (15th) day of each calendar month commencing on February 15, 2016, and continuing thereafter until and on March 31, 2017, on which date the entire unpaid principal balance of Term Loan IV shall be due and payable in full, together with all accrued and unpaid interest. Subject to the provisions of Section 2(e)(vi) herein, the principal of Term Loan IV may be prepaid at any time in whole or in part; provided, that any partial prepayment shall be in an amount which is an integral multiple of $1,000 and, provided further, that all partial prepayments shall be applied to the latest maturing installments of principal payable under Term Loan IV in inverse order of maturity.

(iii) Interest on Term Loan IV. The unpaid principal balance from time to time of Term Loan IV shall bear interest from the date Term Loan IV is made prior to the maturity of Term Note IV at a rate per annum equal to the LIBOR-based Rate. Any change in the LIBOR-based Rate due to a change in the London Interbank Offered Rate shall be effective as of the opening of business of the Bank on the day on which such London Interbank Offered Rate shall change. Accrued interest on Term Loan IV shall be due and payable on the fifteenth (15th) day of each calendar month commencing on February 15, 2016, in addition to principal payments due on such dates, and at maturity. After maturity, whether scheduled maturity date or at maturity occurring as a result of the occurrence of an Event of Default, the outstanding principal amount of Term Loan IV shall bear interest at a per annum rate equal to five percent (5%) above the otherwise applicable rate or rates, and shall be due and payable as accrued and without demand.

(iv) Use of Proceeds of Term Loan IV. Proceeds of Term Loan IV shall be used in their entirety to consolidate current outstanding debt owing to the Bank as of the date of the Third Amendment, and to purchase equipment.

(v) Provisions Applicable to Term Loan IV. The provisions of Section 2(b) herein, which include provisions pertaining to prepayment, shall apply to Term Loan IV.

4. **TERMINATION OF THE TERM LOAN, TERM LOAN II, AND TERM LOAN III**. Contemporaneously with the execution of this Amendment, the Term Loan, Term Loan II, and Term Loan III shall be cancelled and terminated, and all principal amounts outstanding and unpaid thereunder shall be rolled into the original principal balance of Term Loan IV.

5. **ANNUAL FINANCIAL STATEMENTS**. Section 5(b)(i) is hereby amended and restated in its entirety, as follows:

b. Reports, Certificates and Other Information. The Company shall furnish to the Bank copies of the following financial statements, certificates and other information:

(i) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year, the consolidated financial statements of the Company and its Subsidiaries for such fiscal year prepared and presented in accordance with GAAP, consistently applied (except for changes in which the independent accountants of the Company concur) in each case setting forth in comparative form corresponding figures for the preceding fiscal year, together with the unqualified audit report of independent certified public accountants approved by the Bank, which approval shall not be unreasonably withheld, and the management letter, if any, issued by such independent certified public accountants.

6. **REPRESENTATIONS AND WARRANTIES**. In order to induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties contained in the Agreement are correct as of the date of this Amendment, except that (i) they shall be deemed to also refer to this Amendment as well as all documents named herein, and (ii) Section 3(d) of the Agreement shall be deemed also to refer to the most recent reviewed and internally prepared consolidated financial statements of the Company and its Subsidiaries delivered to the Bank.

7. **EVENTS OF DEFAULT**. The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement, as amended by this Amendment, has occurred and is continuing as of the date of this Amendment, except as specifically waived herein.

8. **CONDITIONS PRECEDENT**. As conditions precedent to the effectiveness of this Amendment, the Bank shall have received the following contemporaneously with execution and delivery of this Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

(i) This Amendment duly executed by the Company and the Bank.

(ii) The Revolving Note executed by the Company in the form attached hereto as Exhibit "A."

(iii) Term Note IV executed by the Company in the form attached hereto as Exhibit "B."

(iv) The Reaffirmation of Guaranty Agreement executed by Paul W. Mobley in the form attached hereto as Exhibit "C."

(v) The Reaffirmation of Guaranty Agreement executed by Pizzaco, Inc. in the form attached hereto as Exhibit "D."

(vi) The Reaffirmation of Guaranty Agreement executed by N.R. Realty, Inc. in the form attached hereto as Exhibit "E."

(vii) Payment to the Bank of a closing fee.

(viii) Resolutions and Certificate of Incumbency of the Secretary of the Company certifying the resolutions of its Board of Directors authorizing the execution, delivery and performance, respectively, of this Amendment, the Revolving Note, Term Note IV and all other Loan Documents provided for in this Amendment to which the Company is a party, and certifying the names of the officer or officers authorized to execute all such documents and providing a sample of the true signature of each such officer, executed by the Secretary as of the date of this Amendment.

(ix) Resolutions and Certificate of Incumbency of the Secretary of Pizzaco, Inc. certifying the resolutions of its Board of Directors authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Pizzaco, Inc. is a party, and certifying the names of the officer or officers authorized to execute all such documents and providing a sample of the true signature of each such officer, executed by the Secretary as of the date of this Amendment.

(x) Resolutions and Certificate of Incumbency of the Secretary of N.R. Realty, Inc. certifying the resolutions of its Board of Directors authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which N.R. Realty, Inc. is a party, and certifying the names of the officer or officers authorized to execute all such documents and providing a sample of the true signature of each such officer, executed by the Secretary as of the date of this Amendment.

(xi) Such other documents as the Bank may reasonably request.

9. **PRIOR AGREEMENTS.** The Agreement, as amended by this Amendment, supersedes all previous agreements and commitments made or issued by the Bank with respect to the Loans and all other subjects of this Amendment, including, without limitation, any oral or written proposals which may have been made or issued by the Bank.

10. **EFFECT OF AMENDMENT.** The provisions contained herein shall serve to supplement and amend the provisions of the Agreement. To the extent that the terms of this Amendment conflict with the terms of the Agreement, the provisions of this Amendment shall control in all respects.

11. **REAFFIRMATION**. Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect as originally written and as previously amended.

12. **COUNTERPARTS.** This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and the same agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company and the Bank have executed and delivered in Indiana this Third Amendment Credit Agreement by their respective duly authorized officers as of January 22, 2016.

NOBLE ROMAN'S, INC., an Indiana corporation

By: ______________________________
Paul W. Mobley, Executive Chairman and Chief Financial Officer

BMO HARRIS BANK N.A., a national banking association

By: ______________________________
Brandon Williamson, Vice President

SCHEDULE OF EXHIBITS

Exhibit "A"	Promissory Note (Revolving Loan) ($500,000.00) (Noble Roman's, Inc.)
Exhibit "B"	Promissory Note (Term Loan IV) ($1,967,534.70) (Noble Roman's, Inc.)
Exhibit "C"	Reaffirmation of Guaranty Agreement (Paul W. Mobley)
Exhibit "D"	Reaffirmation of Guaranty Agreement (Pizzaco, Inc.)
Exhibit "E"	Reaffirmation of Guaranty Agreement (N.R. Realty, Inc.)